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Prospectus Supplement No. 1                     Filed pursuant to Rule 424(b)(3)
to Prospectus dated March 6, 2000                     Registration No. 333-31354

                                 ALKERMES, INC.

           $250,000,000 3 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                        1,845,018 SHARES OF COMMON STOCK

                  This prospectus supplement supplements information contained in the prospectus of Alkermes, Inc. dated March 6, 2000 relating to the potential resale from time to time of the 3 3/4% Convertible Subordinated Notes due 2007 of Alkermes and the resale of shares of common stock of Alkermes issuable upon conversion of the notes. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

                  The following table supplements the information set forth in the prospectus under the caption "Selling Securityholders" with respect to the selling securityholders and the respective principal amount of notes which are beneficially owned and may be sold by each selling securityholder, and the number of shares of common stock that may be sold by the selling securityholders pursuant to this prospectus, as amended or supplemented:



                                                                      Principal Amount of       Number of Shares of Common Stock
                                                                      Notes Beneficially        Issued Upon Conversion of the
Name of Selling Securityholder (1)                                    Owned and Offered         Notes that May be Offered (2)

AIG/National Union Fire Insurance                                       $    750,000                     5,535
Aloha Airlines Non-Pilots Pension Trust                                       90,000                       664
Aloha Airlines Pilots Retirement Trust                                        50,000                       369
Arkansas Teachers Retirement System                                        5,790,000                    42,730
Bancroft Convertible Fund, Inc.                                              250,000                     1,845
Baptist Health of South Florida                                              385,000                     2,841
BNP Arbitrage SNC                                                          5,750,000                    42,435
Boston Museum of Fine Arts                                                   257,000                     1,896
C&H Sugar Company, Inc.                                                      140,000                     1,033
California Public Employees' Retirement System                             3,000,000                    22,140
CIBC World Markets International Arbitrage Corp.                           3,500,000                    25,830
Delaware PERS                                                              1,375,000                    10,147
Donaldson, Lufkin & Jenrette Securities Corp.                              3,500,000                    25,830
Ellsworth Convertible Growth and Income Fund, Inc.                           250,000                     1,845
Engineers Joint Pension Fund                                                 788,000                     5,815
EQAT Alliance Balanced Account                                             1,490,000                    10,996
EQAT Alliance Growth & Income Account                                      2,210,000                    16,309
EQAT Alliance Growth Investors                                             1,240,000                     9,151
Equitable Life Assurance Separate Account-Balanced                            80,000                       590
Equitable Life Assurance Separate Account-Convertibles                     1,260,000                     9,298
Family Service Life Insurance Co.                                            200,000                     1,476
First Republic Bank                                                          115,000                       848
Forest Alternative Strategies Fund II LP Series A 5 I                        105,000                       774
Forest Alternative Strategies Fund II LP Series A 5 M                         40,000                       295




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

                                                                      Principal Amount of       Number of Shares of Common Stock
                                                                      Notes Beneficially        Issued Upon Conversion of the
Name of Selling Securityholder (1)                                    Owned and Offered         Notes that May be Offered (2)

Forest Convertible Fund LP                                                   217,000                     1,601
Forest Fulcrum Fund LP                                                       670,000                     4,944
Forest Global Convertible Fund Series A-5                                  9,287,000                    68,538
Guardian Life Insurance Co.                                                6,500,000                    47,970
Guardian Pension Trust                                                       300,000                     2,214
Hawaiian Airlines Employees Pension Plan-IAM                                  80,000                       590
Hawaiian Airlines Pension Plan for Salaried Employees                         20,000                       147
Hawaiian Airlines Pilots Retirement Plan                                     120,000                       885
ICI American Holdings Trust                                                  700,000                     5,166
Island Holdings                                                               45,000                       332
Janus Enterprise Fund                                                     25,000,000                   184,501
Kellner, DiLeo & Co.                                                       1,000,000                     7,380
K.D. Offshore C.V.                                                           500,000                     3,690
LLT Limited                                                                  125,000                       922
Merrill Lynch Convertible Fund, Inc.                                         100,000                       738
Nalco Chemical Company                                                       300,000                     2,214
New York Life Insurance and Annuity Corporation                            1,000,000                     7,380
New York Life Insurance Company                                           10,250,000                    75,645
Nicholas-Applegate Convertible Fund                                        1,598,000                    11,793
Pacific Life Insurance Company                                             1,000,000                     7,380
Paloma Strategic Securities Limited                                        3,200,000                    23,616
Paloma Securities L.L.C.                                                   4,800,000                    35,424
Physicians Life                                                              616,000                     4,546
Pilgrim Convertible Fund                                                   7,029,000                    51,874
PIMCO Convertible Bond Fund                                                3,000,000                    22,140
Queen's Health Plan                                                           30,000                       221
RBC Capital Services Inc.                                                    140,000                     1,033
Robertson Stephens                                                        70,000,000                   516,605
San Diego City Retirement                                                  1,578,000                    11,645
San Diego County Convertible                                               4,584,000                    33,830
Starvest Combined Portfolio                                                  975,000                     7,195
State of Oregon Equity                                                     5,500,000                    40,590
State of Oregon/SAIF Corporation                                           4,175,000                    30,811
The Frist Foundation                                                         220,000                     1,623
Wake Forest University                                                     1,901,000                    14,029
Writers Guild-Industry Health Fund                                           489,000                     3,608
Zeneca Holdings Trust                                                        675,000                     4,981
Zurich Master Hedge Fund Index LTD                                            64,000                       472

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(1)      The information set forth herein is as of March 10, 2000 and will be updated as required.
(2) Assumes conversion of the full principal amount of the notes held by such holder at the initial conversion price of $135.50 per share of common stock.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 10, 2000


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